UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                    KSW, INC.
                 -----------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                 -----------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          ___________

     (2)  Aggregate number of securities to which transaction applies:
          ___________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          ___________

     (4)  Proposed maximum aggregate value of transaction: ___________

     (5)  Total fee paid: ___________

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: ___________

     (2)  Form, Schedule or Registration Statement No.: ____________

     (3)  Filing Party: KSW, INC.

     (4)  Date Filed: April 7, 2005

                                    KSW, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             to be held May 10, 2005



           NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of KSW, Inc., a Delaware corporation (the "Company"), will be held on May 10, 2005, at 2:00 p.m., New York time, at the Crowne Plaza Hotel at LaGuardia Airport, Queens, New York, for the following purposes:

           1. To elect two Class I Directors to serve until 2008, or until their successors shall have been duly elected and qualified ("Proposal 1"), and

           2. To ratify the appointment of Marden Harrison & Kreuter, CPAs P.C. as independent auditors of the Company for the fiscal year ending December 31, 2005 ("Proposal 2"); and

           3. To transact such other business as may properly come before the meeting or any adjournment thereof.

           Stockholders of record at the close of business on April 5, 2005 will be entitled to notice of and to vote at the meeting.

           All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, in order that as many shares as possible may be represented at the meeting. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy card.



                                                     Sincerely,

                                                     /s/ James F. Oliviero

                                                     James F. Oliviero
                                                     General Counsel


Long Island City, New York
Dated:  April 7, 2005

                                    KSW, INC.
                                37-16 23rd Street
                        Long Island City, New York 11101
                                 (718) 361-6500

                                   ----------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 10, 2005

                                   ----------



                               GENERAL INFORMATION

General

The accompanying proxy is solicited by and on behalf of the Board of Directors of KSW, Inc., a Delaware corporation (the "Company"), to be voted at the 2005 Annual Meeting of Stockholders (the " Annual Meeting") to be held at the Crowne Plaza Hotel at LaGuardia Airport, Queens, New York, on May 10, 2005, at 2:00 p.m., New York time, and at any and all adjournments thereof. The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting to Stockholders.

Cost of Solicitation

The cost of solicitation will be borne by the Company. This proxy statement and the accompanying proxy are first being sent to the stockholders of the Company on or about April 11, 2005. A copy of the Company's 2004 Annual Report on Form 10-K is enclosed herewith.

Stockholders Entitled to Vote

Pursuant to the By-Laws, the Board of Directors has fixed the time and date for the determination of stockholders entitled to notice of and to vote at the meeting as of the close of business on April 5, 2005. Accordingly, only stockholders of record on such date and at such time will be entitled to vote at the meeting, notwithstanding any transfer of any stock on the books of the Company thereafter.

At the close of business on April 5, 2005, the Company had outstanding 5,470,311 shares of Common Stock, $.01 par value per share (the "Common Stock"), each of which entitled the holder to one vote. There were no issued shares held by the Company in its treasury.

Required Vote

The presence of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. The affirmative plurality of the shares of Common Stock represented in person or by proxy at the meeting is required for the election of directors. For all other matters, the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter and which has actually been voted is required for approval. Proxies marked as abstaining (including proxies containing "broker non-votes") on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. A "broker non-vote" occurs when a broker holds shares of Common Stock for a beneficial owner and does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If a quorum is present, abstentions will have no effect on the election of directors or the proposal for the ratification of the reappointment of auditors.

A proxy may be revoked by the stockholder at any time prior to its being voted. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivery to the Secretary of the Company of a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

If a proxy is properly signed and is not revoked by the stockholder, the shares it represents will be voted at the meeting in accordance with the instructions of the stockholder. If the proxy is signed and returned without specifying choices, the shares will be voted in favor of the election as director of the nominee listed on the following pages, in favor of Proposal 2 and as recommended by the Board of Directors with regard to all other matters, or if no such recommendation is given, in their own discretion. Votes are tabulated at the annual meeting by inspectors of election.


STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of the Common Stock by (i) those persons who were known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock, (ii) each of the Company's directors and nominees, (iii) each executive officer of the Company named in the table set forth below under "Compensation of Executives" and (iv) all of the Company's directors and executive officers as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                       Number of                     Percentage
Name of Beneficial Owner                Shares                       Ownership
------------------------                ------                       ---------

Floyd Warkol                          1,144,000   (1)                  19.2%
Meadow Lane
Purchase, NY 10577

Burton Reyer                            530,080   (2)                   8.9%
9 Deep Woods Court
Glen Cove, NY 11542

Stanley Kreitman                         20,000   (3)                    *
4 Chestnut Drive
East Hill, NY 11576

Russell Molina                          377,848   (4)                   6.3%
6616 Sewanee
Houston, TX 77005

John Cavanagh                              0                              *
222 Mill Dam Road
Centerport, NY  11721-0224

Innis O'Rourke                            1,000                           *
1 Horse Hollow Road
Locust Valley, NY 11560

Richard W. Lucas                           0                              *

James F. Oliviero                        20,000 (5)                       *

                                            Number of              Percentage
Name of Beneficial Owner                     Shares                Ownership
------------------------                     ------                ---------
All executive officers                     2,092,928 (6)             35.1%
and directors as a group (8 persons)

Allen & Company                              312,500                  5.2%
711 Fifth Avenue
New York, NY

Phillip Lifschitz                            459,000 (7)              7.7%
7 Tulane Drive
Livingston, NJ  07039

T.H. Lehman & Co., Inc.                      372,348 (8)              6.2%
4900 Woodway - Suite 650
Houston, TX 77056

Bruce Paul                                   335,020 (9)              5.6%
1 Hampton Road
Purchase, NY 10577


*    Less than one percent.

(1) Includes 50,000 shares owned by the Floyd and Barbara Warkol Charitable Foundation, of which Mr. Warkol is a Trustee as well as 300,000 options exercisable within 60 days.

(2) Includes 1,540 shares owned by Mr. Reyer's wife and 150,000 options exercisable within 60 days.

(3)  Includes 20,000 options exercisable within 60 days.

(4) Includes shares owned by T.H. Lehman & Co., Inc. of which corporation Mr. Molina owns seven percent of the outstanding shares. Also includes 2,000 shares owned by Mr. Molina's wife. Mr. Molina disclaims beneficial ownership of Company shares held by T.H. Lehman & Co., Inc.

(5)  Includes 20,000 options exercisable within 60 days.

(6)  Includes 490,000 options exercisable within 60 days.

(7) Based on a Schedule 13D, filed with the SEC on July 24, 2002 and a non-objecting shareholder list provided by Depository Trust Company, indicating 100,000 shares owned by Mr. Lifschitz's wife and 100,000 shares owned jointly with his wife.

(8)  Based on a Schedule 13D, filed with the SEC on November 7, 2002.

(9) Based on a non-objecting shareholder list provided by Depository Trust Company, dated March 5, 2004, indicating Mr. Paul owning 225,420 shares of Common Stock and his wife owning 109,600 shares of Common Stock.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS


General

The Certificate of Incorporation of the Company provides that the Company's business shall be managed by a Board of Directors of not less than three and not more than twelve, with the exact number fixed by the Board of Directors from time to time. There are currently six seats on the Board of Directors. The Board of Directors of the Company is divided into three classes: Class I, Class II and Class III, with each class having two directors. The directors in each class serve terms of three years each and until their successors are elected and qualified.

There are two positions on the Board of Directors to be voted upon. Under the Company's By-Laws, the terms of Class I Directors Stanley Kreitman and John Cavanagh expire on the date of the 2005 annual meeting. The Board of Directors has unanimously nominated each of them for a three-year term, expiring at the 2008 annual meeting.

The nominees have consented to being named in this Proxy Statement and to serve if elected. If a nominee becomes unable to accept nomination or election, the persons named in the proxy may vote for a substitute nominee selected by the Board of Directors. The Company's management, however, has no present reason to believe that any nominee will be unable to serve as director, if elected.

If a quorum is present and voting, the nominee receiving the highest number of votes will be elected to the Board of Directors. Abstentions and broker non-votes are not counted in the election of directors.


            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES

Procedures for Stockholder Nominations for Directors

The By-Laws of the Company permit nominations of candidates for election to the Board of Directors to be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 calendar days prior to the meeting; provided, however, that in the event that public announcement of the date of the meeting is not made at least 75 calendar days prior to the date of the meeting, notice by the stockholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the meeting. To be in proper written form, such stockholder's notice must set forth or include (1) the name and address, as they appear on the Company's books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the stockholder giving the notice is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of stock of the Company owned beneficially and of record by the stockholder giving notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving notice; (v) such other information regarding each nominee, and any other person or persons giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the "SEC") had the nominee been nominated, or intended to be nominated, by the Board; and (vi) the signed consent of each nominee to serve as a director of the Company if so elected. At the request of the Board, any person nominated by the Board for election as a Director must furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The presiding officer of the meeting for election of Directors will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by the Company's By-Laws, and if he or she should so determine, he or she will so declare to the meeting and the defective nomination will be disregarded. Notwithstanding the foregoing, a stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act").

Directors and Nominees


The following table sets forth certain information concerning the nominees for election as Class I Directors of the Company, the continuing Class II Directors of the Company, and the continuing Class III Directors of the Company.

                                                                       Director
                      Name                                 Age           Since
                      ----                                 ---           -----

NOMINEES AS CLASS I DIRECTORS
TO SERVE UNTIL 2008

Stanley Kreitman ..................................        69             1999

John Cavanagh.....................................         69             2004



CONTINUING AS CLASS II DIRECTORS
TO SERVE UNTIL 2006

Russell Molina....................................         37             2002

Innis O'Rourke, Jr...............................          83             2004

CONTINUING AS CLASS III DIRECTORS
TO SERVE UNTIL 2007

Floyd Warkol.......................................        57             1994

Burton Reyer......................................         70             1994

The Company is not aware of any family relationship between any director, nominee for director or executive officer of the Company.

Mr. Floyd Warkol has been principally employed as Chairman of the Board since December 15, 1995 and as President, Secretary and Chief Executive Officer of the Company and as Chairman and Chief Executive Officer of its subsidiary, KSW Mechanical Services, Inc. ("KSW Mechanical"), since January 1994.

Mr. Burton Reyer had been principally employed as Vice President of the Company since December 15, 1995 and President and Chief Operating Officer of KSW Mechanical from January 1994 thru December 2002. Mr. Reyer has served as a director of the Company since December 15, 1995. Effective December 31, 2003, Mr. Reyer resigned as Vice President of the Company and as President of KSW Mechanical. He continues to serve as a Director of the Company.

Mr. Stanley Kreitman was elected to the Board of Directors by the Company's stockholders on May 18, 1999. Effective February 18, 1999, Mr. Kreitman had been appointed as a Director by the Board. Since 1994, Mr. Kreitman has been Chairman of Manhattan Associates, an investment firm and is Chairman of the N.Y.C. Department of Corrections. He is a published author and lecturer on business investment matters. He is a member of the Board of Directors of Medallion Funding Corp. (NASDAQ), Capital Lease Funding, Inc. (NYSE) and CCA Industries, Inc. (AMEX).

Mr. Russell Molina was appointed to the Board of Directors on April 18, 2002. He is currently President of Custom Rubber Products, Inc. in Houston, Texas. Prior to October 2002, he was President of T.H. Lehman & Co., Inc. Mr. Molina owns seven percent of the stock of T.H. Lehman & Co., Inc.

Mr. John Cavanagh was appointed to the Board of Directors as a Director on March 8, 2004. He is a consultant to various construction and engineering companies and a partner in Cavanagh Stewart International Inc., a construction management firm. Until September 2003, he was the Vice Chairman of AMEC Construction Management, Inc. (formerly known as Morse Diesel International), one of the largest construction management companies, where he was President and C.O.O. He is Chairman Emeritus of the Contractors' Association of Greater New York and Building Trades Employer's Association. He is also past Chairman and is still a member of the Board of Directors of the New York Building Congress. He is on the Board of Directors of Construction Skills 2000, Nontraditional Employment for Women and Visionary Vehicles LLC.

Mr. Innis O'Rourke was appointed to the Board of Directors as a Director on March 8, 2004. He is an Arbitrator for the New York Stock Exchange and a consultant to the Village of Upper Brookville and its police department. In the past, he has sat on the Board of Directors of JWP, Inc., a multi-billion dollar construction corporation, and Greenpoint Savings Bank.


INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Committees of the Board

The Board currently has, and appoints the members of, standing Audit and Compensation Committees. Each member of the Audit and Compensation Committees is an "independent director" in accordance with the rules and regulations of The Nasdaq Stock Market, Inc. ("Nasdaq"). The members of each of the committees of the Board are as follows:

Audit Committee                       Compensation Committee
---------------                       ----------------------

Stanley Kreitman                      Stanley Kreitman
Russell Molina                        John Cavanaugh


Audit Committee

The Audit Committee meets with the Company's independent registered public accounting firm and management to assure that all are carrying out their respective responsibilities. The Audit Committee is responsible for selecting, appointing and, as necessary, terminating the Company's independent registered public accounting firm, and reviews the performance and fees of the independent registered public accounting firm prior to appointing them. The Audit Committee also meets with the independent registered public accountants, without management present, to discuss the scope and results of their audit work, including the adequacy of internal controls and the quality of financial reporting. The independent registered public accountants have full access to the Audit Committee.

The Audit Committee met four times during the fiscal year ended December 31, 2004.

A written charter for the Audit Committee was approved by the Board of Directors effective May 11, 2000.

The Board of Directors has determined that each of the members of the Audit Committee is "independent" under the listing standards of Nasdaq and under the independence criteria established by the SEC for audit committee members.

The Board of Directors has also determined that Mr. Kreitman is an "audit committee financial expert" as defined in Item 401(h)(2) of Regulation S-K of the Exchange Act and is independent as that term is used in Item 7(d)(3)(iv) of
Schedule 14A of the Exchange Act.

Compensation Committee

The Compensation Committee is responsible for the performance review of the Chief Executive Officer, who in turn reviews each member of senior management and makes recommendations regarding compensation levels. Compensation strategy is tied to performance, productivity, operating results and market competitiveness. Incentive compensation for executive officers is based upon profitability. The Compensation Committee periodically reviews compensation levels for competitiveness and reasonableness as compared to industry peers and competitors from information gathered by external consultants.

The Compensation Committee met twice during the fiscal year ended December 31, 2004.


Nomination of Directors

Due to the size of the Board of Directors, the Company does not have a nominating committee to select director nominees. All nominees for director are selected by the entire Board of Directors based on a vote of the majority of the Board. The Board of Directors has determined that four of the six members of the Board of Directors are each an "independent director" in accordance with the rules and regulations of Nasdaq.

The assessment by which the Board considers candidates for director is based upon various criteria, including having business experience on a management level with a company which issues audited financial statements, high integrity and independence, demonstrated leadership ability, diverse perspectives, and the ability to exercise sound business judgment. Nominees for directors should have the ability to read and understand financial statements. Candidates with construction industry or real estate experience and contacts will be given special consideration. The Board will also consider the candidate's reputation and standing in the business community, as well as participation in industry associations relevant to the Company's business.

In the case of incumbent directors whose terms of office are set to expire, the Board reviews such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with the Company during their term.

Consideration of new director nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. The Board identifies potential candidates by recommendations from its members, Company management and stockholders, as well as by consulting with the Company's legal, financial and auditing professionals and with other members of the business community in general and the construction industry in particular. The Company does not pay fees to such professionals or third parties for any such assistance.

The Board of Directors will consider nominees for director recommended by stockholders provided the procedures set forth above under the heading "Procedures for Stockholder Nominations of Directors" are followed by stockholders in submitting recommendations. Stockholder nominations that comply with such procedures will be evaluated in the same manner (including using the same criteria set forth above), and will receive the same consideration, as nominees recommended by the Board of Directors.

Directors' Attendance at Meetings of the Board of Directors

The Board of Directors held a total of six meetings in 2004, which does not include actions by written consent or committee meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served.

Directors' Attendance at Annual Meetings of Stockholders

All members of the Board of Directors are required to attend the Company's annual meeting of stockholders. All members of the Board of Directors serving as directors during the fiscal year ended December 31, 2004, attended the 2004 Annual Meeting of Stockholders.

Stockholder Communications with Directors

Stockholder communications to the Board of Directors may be sent by mail addressed to the Board of Directors generally, or to a member of the Board of Directors individually, c/o James F. Oliviero, Director of Investor Relations, KSW, Inc., 37-16 23rd Street, Long Island City, NY 11101. All communications so addressed will be immediately forwarded to the Board of Directors or the individual member of the Board of Directors, as applicable.


CODE OF ETHICS

The Company has adopted a written Code of Ethics (the "Code of Ethics") that applies to our principal executive officer and principal financial and accounting officer. Copies of the Code of Ethics will be provided free of charge upon written request directed to the Company's Director of Investor Relations, at the Company's executive office.


AUDIT COMMITTEE REPORT

In accordance with SEC rules, the Audit Committee has prepared the following report:

As part of its ongoing activities, the Audit Committee has:

     o Reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended December 31, 2004.

     o Discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended; and

     o Received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

Stanley Kreitman
Russell Molina


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is composed of two non-employee directors, Mr. Kreitman and Mr. Cavanagh.. Both Mr. Kreitman and Mr. Cavanagh served on the Compensation Committee during the fiscal year ended December 31, 2004.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION


The following report submitted by the Compensation Committee of the Board of Directors (the "Compensation Committee"), provides information regarding policies and practices concerning compensation of the Chief Executive Officer and other executive officers.

         Report of the Compensation Committee of the Board of Directors
         --------------------------------------------------------------

Under the rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report.

The executive compensation program of the Company is designed to attract and retain experienced, motivated and productive officers who will help the Company reach its strategic and financial objectives. The compensation program is made up of base salary, incentive compensation and benefits. The following is a discussion of each component of the compensation program:

     o Base Salary. Salaries paid to executives are designed to be competitive with other companies of similar size and locations.

     o Bonuses. Cash bonuses are paid for performance and the successful completion of job description responsibilities and subjective standards.

     o Incentive Compensation. The Company offers long-term incentives in the form of stock options awarded under the 1995 Stock Option Plan (the "Stock Option Plan").

     o Benefits. The Company sponsors a profit sharing/401(k) plan, which the Company may make discretionary contributions to the plan.

The Committee endorses the view that a component of compensation paid to its executive officers, and the Chief Executive Officer in particular, should be linked to increases in the value of the Common Stock. Accordingly, the Committee supports option awards under the Company's Stock Option Plan. The Stock Option Plan is administered by the Compensation Committee. All key employees of, consultants to, and certain nonemployee Directors of the Company, as may be determined by the Compensation Committee from time to time, are eligible to receive options under the Stock Option Plan. The Chief Executive Officer has been paid in accordance with his Employment Agreement, dated April 1, 2004. The Chief Executive Officer did not receive a bonus or stock options in 2004.

Stanley Kreitman
John Cavanagh

COMPENSATION OF DIRECTORS

No fees were paid for attendance by employee directors at Board Committee meetings. During 2004, the Company paid its non-employee Directors an annual fee of $16,000, an attendance fee of $1,000 per Board meeting and $500 per committee meeting if not held in conjunction with a Board meeting.

COMPENSATION OF EXECUTIVES

The following table sets forth remuneration paid to executive officers of the Company for the years ended December 31, 2004, 2003 and 2002.


                                                                  Annual Compensation
                                                                  -------------------
                                                                                                    All
                                                                                                   Other
         Name and Principal Position                  Year        Salary            Bonus       Compensation (4)
         ---------------------------                  ----        ------            -----       ----------------
         Floyd Warkol                                 2004       $420,000            $0           $7,600
         Chairman of the Board, President,            2003       $458,400  (1)       $0           $7,100
         Secretary and Chief Executive Officer        2002       $381,600            $0           $6,600


         Burton Reyer                                 2003       $193,000  (2)       $0           $0
         Vice President                               2002       $228,400            $0           $2,700


         Richard W. Lucas                             2004       $115,000           $20,000       $3,250
         Chief Financial Officer                      2003       $105,000           $10,000       $3,000
                                                      2002       $ 46,846  (3)      $0            $1,100

         James F. Oliviero                            2004       $160,000           $30,000       $4,000
         General Counsel and Director of Investor     2003       $160,000           $30,000       $3,500
         Relations                                    2002       $160,000           $30,000       $3,000

(1) Included in Mr. Warkol's 2003 salary is $38,400 of 2002 deferred compensation.

(2) Included in Mr. Reyer's 2003 salary is $11,600 of 2002 deferred compensation.

(3)  Mr. Lucas joined the Company during July 2002.

(4) Other compensation includes a 25% matching contribution to the Company's profit sharing/401(k) plan, except for Mr. Warkol's amounts, which also include a $1 million policy of life insurance at a cost of approximately $3,600 per year.


EMPLOYMENT AGREEMENTS

On April 1, 2004, the Company entered into an employment agreement with Mr. Warkol, the Chief Executive Officer of the Company and its subsidiary, as amended on November 10, 2004. The agreement expires on December 31, 2005. The employment agreement provides for a base annual compensation of $450,000. Under the agreement, Mr. Warkol is also entitled to medical insurance, disability insurance with payments equal to 60% of base compensation, a $1 million policy of life insurance payable as directed by him (at a cost of $3,595 per year), and a car with a chauffeur. The agreement further provides Mr. Warkol's estate two months pay in the event of his death. Commencing on October 1, 2004, as provided by the employment agreement, as amended, Mr. Warkol has worked four weekdays a week and has received as compensation 80% of his base annual salary.


OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

No options or stock appreciation rights were granted to the executive officers during 2004.


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

                                            Number of Securities Underlying
                                               Unexercised Options/SARs      Value of Unexercised in-the-Money
         Name                                   at Fiscal Year-End (#)       Options/SARs at Fiscal Year-End ($)
         ----                                   ----------------------       -----------------------------------
                                             Exercisable    Unexercisable     Exercisable      Unexercisable
                                             -----------    -------------     -----------      -------------
         Floyd Warkol..................         300,000            0               N/A               N/A
         Burton Reyer..................         150,000            0               N/A               N/A
         Richard W. Lucas..............               0            0               N/A               N/A
         James F. Oliviero.............          20,000            0               N/A               N/A

No option or stock appreciation rights were exercised during 2004.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2004 regarding shares of the Company's common stock to be issued upon exercise and the weighted-average exercise price of all outstanding options, warrants and rights granted under the Company's equity compensation plans as well as the number of shares available for issuance under such plans.

                                                                                        Number of securities
                                                                                      remaining available for
                             Number of securities to be      Weighted-average       future issuance under equity
                               issued upon exercise of       exercise price of     compensation plans (excluding
                                outstanding options,       outstanding options,       securities reflected in
Plan Category                    warrants and rights        warrants and rights             column (a))
-------------                    -------------------        -------------------             -----------
                                         (a)                        (b)                         (c)

Equity compensation
   plans approved by
   security holders...........         576,667                    $ 1.50                       523,333

Equity compensation
   plans not approved by
   security holders...........            -                         -                              -
                                       -------                                                 -------

          Total...............         576,667                                                 523,333
                                       =======                                                 =======


CERTAIN RELATED PARTY TRANSACTIONS

Floyd Warkol, President of the Company, and a charitable foundation he controls jointly are the shareholders of a corporation which owns the property which the Company leases in Bronx, New York. The lease payments on such property were $103,008 for 2004. The lease expired on December 31, 2002 and the Company continues to lease the property, which it uses as a pipe fabrication shop, on a month-to-month basis, at a monthly rent of $8,584, plus taxes of approximately $2,000 per month, maintenance, insurance and utilities.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of initial ownership and changes in ownership with the SEC. Executive officers and directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that during the year ended December 31, 2004, its executive officers, directors and stockholders of more than ten percent of the Company complied with all applicable Section 16(a) filings requirements.


INDEMNIFICATION

The Certificate of Incorporation provides that a director or officer of the Company may be indemnified by the Company to the full extent permitted by the Delaware General Corporation Law or any other applicable law.

PERFORMANCE GRAPH

The following graph compares the cumulative total returns for our common stock for the five-year period ending December 31, 2004 with the NASDAQ Market Index and an index of all publicly traded companies in the Plumbing, Heating and Air Conditioning industry (SIC Code 1711) (the "Peer Index") for the same period. Total return equals change in stock price plus dividends paid, and assumes the investment of $100 in the Company's common stock and in each index on January 1, 1999 and that all dividends are reinvested. The information has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness is guaranteed. The performance graph is not necessarily indicative of future investment performance.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                                AMONG KSW, INC.
                     NASDAQ MARKET INDEX AND SIC CODE INDEX


                    1999       2000       2001        2002      2003      2004
                    ----       ----       ----        ----      ----      ----
KSW, INC.          100.00     106.99      55.80       43.90     46.13     30.51
SIC CODE INDEX     100.00      36.37      30.17       12.83     20.30     27.85
NASDAQ MARKET I    100.00      62.85      50.10       34.95     52.55     56.97


                     Assumes $100 Invested on Dec. 31, 1999
                           Assumes Dividend Reivested
                          Fiscal Year Ending 31, 2004

                                 PROPOSAL NO. 2

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


The Audit Committee has selected Marden Harrison & Kreuter, CPAs P.C. ("MHK"), certified public accountants, as the Company's independent registered public accounting firm, for the fiscal year ending December 31, 2005, subject to ratification of such appointment by the stockholders. In the event of a negative vote on ratification, the Audit Committee will reconsider its selection.

Rosen Seymour Shapss Martin and Company, LLP ("RSSM") conducted the audit of the financial statements of the Company and KSW Mechanical for the fiscal year ended December 31, 2002 and the reviews of the financial statements included in the Company's Form 10Q's for the first two quarters of 2003.

On September 17, 2003, the Audit Committee dismissed RSSM as its independent accountants. RSSM had served as the Company's independent accountants beginning September 30, 2002.

During the year ended December 31, 2002, and the subsequent interim period, there were no disagreements between the Company and RSSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to RSSM's satisfaction, would have caused RSSM to make reference to the subject matter of the disagreement in connection with its report.

The audit report of RSSM on the Company's consolidated financial statements as of and for the year ended December 31, 2002, did not contain an adverse opinion or a disclaimer of opinion nor was any such audit report qualified or modified as to uncertainty, audit scope or accounting principle.

None of the "reportable events" as defined under Item 304(a)(1)(v) of Regulation S-K occurred within the year ended December 31, 2002, or within the subsequent interim period.

RSSM has furnished to the Company a letter addressed to the SEC stating whether or not RSSM agrees with the statements made by the Company herein.

On September 18, 2003, the Company's Audit Committee engaged MHK as its principal independent registered public accounting firm. Their appointment, through December 31, 2004, was ratified by the stockholders at the 2004 annual meeting.

During the year ended December 31, 2004, neither the Company nor anyone on its behalf consulted with MHK regarding any of the matters or events set forth in
Item 304(a)(2)(i) and (ii) of Regulation S-K.


FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

During 2004, MHK billed the Company $116,394 for professional services rendered. In connection with the Company's 2003 Annual Report on Form 10-K, its former independent registered public accounting firm, Rosen Seymour Shapps Martin and Company, LLP ("RSSM") billed the Company $4,500 in 2004.

The following table sets forth the aggregate fees billed by MHK and RSSM for professional services in each of the fiscal years ended December 31, 2004 and 2003.

Year ended December 31, 2004
                                           Total           MHK           RSSM
                                           -----           ---           ----

Audit fees                          (1)  $ 110,089      $ 110,089      $     -

Audit related fees                  (2)     10,805          6,305        4,500

Tax fees                            (3)          -              -            -

All other fees                      (4)          -              -            -
                                         ---------      ---------      -------

Total                                    $ 120,894      $ 116,394      $ 4,500
                                         =========      =========      =======

Year ended December 31, 2003
                                           Total            MHK         RSSM
                                           -----            ---         ----

Audit fees                          (1)  $  48,770      $  11,270      $ 37,500

Audit related fees                  (2)     20,201         12,701         7,500

Tax fees                            (3)      9,392            -           9,392

All other fees                      (4)        -              -             -
                                         ---------      ---------      --------

Total                                     $ 78,363      $  23,971      $ 54,392
                                         =========      =========      ========


(1) Audit fees consisted principally of audit work performed on the consolidated financial statements, as well as work generally only the independent auditor can reasonably be expected to provide.

(2) Audit related fees consisted of work performed in the review of the Company's quarterly consolidated financial statements.

(3)  Tax fees consisted of tax compliance and reporting services.

(4) The Company generally does not engage its outside auditors for "other" services.

An affiliate of MHK billed a total of $3,978 during 2004 for services rendered in connection with the implementation, upgrading and maintenance of the Company's computerized financial information systems. These services were not subject to audit procedures and this affiliate did not perform any management functions as part of these services.

The Audit Committee of the Company's Board of Directors considered whether the provision of non-audit services by the independent public accountants was compatible with maintaining the accountants' independence and they determined that it was.

The Audit Committee has a policy requiring pre-approval of audit and non-audit services. The Audit Committee of the Company's Board of Directors considers each engagement of the independent auditor on a case-by-case basis. In determining engagements to be performed by independent auditors, the audit committee determines if these services would impair the independence of the auditors and if these services are in the best interest of the Company. The Audit Committee approved all audit and non-audit services provided by MHK during the fiscal year ended December 31, 2004.

It is expected that a representative of MHK will be present at the Annual Meeting of Stockholders with the opportunity to make a statement if such representative so desires and to respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF MARDEN HARRISON & KREUTER, CPAS P.C. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.


                                  OTHER MATTERS

As of the date of this Proxy Statement, the Company knows of no other matter to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the proxy on such matters in accordance with their judgment.

                  STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Stockholder proposals to be presented at the 2006 Annual Meeting must be received by the Company on or before December 12, 2005 for inclusion in the proxy statement and proxy card relating to the 2006 Annual Meeting pursuant to SEC Rule 14a-8. Any such proposals should be sent via registered, certified or express mail to: Director of Investor Relations, KSW, Inc., 37-16 23rd Street, Long Island City, New York 11101.

As a separate and distinct matter from proposals under Rule 14a-8, the Company's by-laws provide that in order for business to be properly brought before the next annual meeting by a stockholder, such stockholder must deliver timely notice thereof. To be timely, a stockholder introducing a proposal at an Annual Meeting to notify the Company of such intention not less than 60 days prior to the date of the Annual Meeting. If the Company has given less than 75 days public notice of the date of the Annual Meeting, the stockholder must give such notice so that it is received by the Company not later than 10 days after the public notice is given or the Proxy Statement is mailed. The stockholder's notice must give the information specified in the By-Laws, including information about the stockholder making the proposal, the number of shares such stockholder owns and any interest such stockholder may have in the subject of the proposal. If such stockholder will be nominating persons for election as Directors, certain information specified in the By-Laws must also be given about the nominee and the nominee's interest in the Company.

Dated:  April 7, 2005


                                       By order of the Board of Directors

                                       /s/ James F. Oliviero

                                       James F. Oliviero
                                       General Counsel

Please remember to mark, sign, date and return the enclosed Proxy Card in the enclosed postage-paid envelope so that your important vote will be counted at the Annual Meeting.

PROXY
                                    KSW, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 10, 2005

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS


           The undersigned hereby appoints James Oliviero and Richard Lucas, or a majority of those present and acting, or if only one is present, then that one, proxies, with full power of substitution, to vote all shares of KSW, INC. which the undersigned is entitled to vote at the Company's Annual Meeting to be held at the Crowne Plaza Hotel at LaGuardia Airport, Queens, New York, on May 10, 2005 at 2:00 p.m., New York time, and at any adjournment thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

                 (TO BE CONTINUED AND SIGNED ON THE OTHER SIDE)

                        ANNUAL MEETING OF STOCKHOLDERS OF

                                    KSW, INC.

                                  MAY 10, 2005


                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                   as possible


  |  Please detach along perforated line and mail in the envelope provided. |
  V                                                                         V

--------------------------------------------------------------------------------
                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                 THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2

         PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
            PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
--------------------------------------------------------------------------------


1. ELECTION OF DIRECTORS: To elect two nominees for the class II Directors listed below for a three-year term expiring in 2008.

                                            NOMINEES:

     [ ]  FOR ALL NOMINEES            [ ]  Stanley Kreitman    Class I
                                      [ ]  John Cavanaugh      Class I

     [ ]  WITHHOLD AUTHORITY
          FOR ALL NOMINEES

     [ ]  FOR ALL EXCEPT
         (See instructions below)


INSTRUCTION:     To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [X]



2. APPOINTMENT OF INDEPENDENT AUDITORS. The ratification of the appointment of Marden, Harrison & Kreuter, CPA's, P.C.

                              FOR    AGAINST   ABSTAIN

                              [ ]      [ ]       [ ]



3. In their discretion, upon any other matters which may properly come before the meeting or any adjournment thereof.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

Receipt of the Notice of Annual Meeting and Proxy Statement of the Company preceding or accompanying the same is hereby acknowledged.




PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.


To change the address on your account, please check the box at right
and indicate your new address in the address space above. Please note    [ ]
that changes to the registered name(s) on the account may not be submitted via this method.


Signature of Stockholder                                    Date:
                         --------------------------------         --------------
Signature of Stockholder                                    Date:
                         --------------------------------         --------------

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.